UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2005
                                                 (April 12, 2004)


                     MEDICAL MAKEOVER CORPORATION OF AMERICA
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             (Exact name of registrant as specified in its charter)

Delaware                           000-11596                    20-0799349
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(State or other            (Commission File Number)       (IRS Employer
jurisdiction of incorporation)                               Identification No.)

500 Australian Avenue South, Suite 619, West Palm Beach, Florida        33401
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 (Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (561) 651-4146


                                      N/A
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                      (Former name or former address, if changed since last
report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))






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Item 1.01. Entry into a Material Definitive Agreement.

     On April 12, 2005, Medical Makeover Corporation of America, Inc., a Delaware corporation (the "Company"), Aventura Makeover Corporation, a Florida corporation, a wholly-owned subsidiary of the Company ("Aventura") and Aventura Electrolysis and Skin Care Center, Inc, a Florida corporation, ("Aventura Laser") entered into a Share Exchange Agreement (the "Share Exchange Agreement"). Pursuant to the Share Exchange Agreement, Aventura acquired 100 shares of common stock of Aventura Laser, representing 100% of the issued and outstanding shares of common stock of Aventura Laser, in exchange for One Hundred Thousand (100,000) shares of the Company's common stock, $0.001 par value ("common stock") and a cash payment of one hundred twenty five thousand dollars ($125,000.00) payable pursuant to Section 1 of the Share Exchange Agreement. As a result of the Share Exchange Agreement, Aventura Laser shall survive as a wholly owned subsidiary of Aventura (the "Laser Acquisition").

     Judith Kornik ("Ms. Kornik"), Aventura Laser's former stockholder, entered into an employment agreement (the "Employment Agreement") with Aventura Laser on April 12, 2005. Pursuant to the Employment Agreement, Ms. Kornik will be employed as the Manager of Laser Skin Care upon the closing of the Acquisition. The current term of the Employment Agreement is for fifteen (15) months provided, however, that the Employment Agreement shall be automatically renewed on a year-to-year basis thereafter unless terminated by either party on at least 30 days prior written notice during any given year, unless sooner terminated as provided therein. Ms. Kornik shall be compensated a percentage of Aventura's gross receipts for certain services rendered and products sold pursuant to
Section 3 of the Employment Agreement. Ms. Kornik may receive an additional 25,000 shares of the Company's common stock if she meets annual revenue targets for services rendered.


Item 2.01 Completion of Acquisition or Disposition of Assets.

     On April 12, 2005, the Company by and through its wholly owned subsidiary, Aventura, acquired Aventura Laser through a Share Exchange Agreement, pursuant to which Aventura Laser became a wholly owned subsidiary of Aventura. See Item
1.01 above


Item 4.01  Changes In Registrant's Certifying Accountant

(a) (i) De Meo Young McGrath ("DYM"), by letter dated April 18, 2005, was dismissed as the independent registered public accounting firm for Medical Makeover Corporation of America (the "Company"). DYM had been the independent registered public accounting firm for the Company since January 13, 2005 but has not audited the financial statements of the Company as of December 31, 2004 or conducted any other audit services for the Company.

     (ii) DYM did not issue any reports on the financial statements of the Company for the past two fiscal years.

     (iii) The decision to change accountants was approved unanimously by the Board of Directors.



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     (iv) In connection  with the interim periods  preceding  dismissal on April
18, 2005, there have been no disagreements between the Company and DYM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of DYM would have caused DYM to make reference thereto in their report on the Company's financial statements for the fiscal year ending December 31, 2004. During the two most recent fiscal years and prior to the date hereof, the Company had no reportable events (as defined in Item 304(a)(1) of Regulation S-B).

(b) Lawrence Scharfman, CPA ("Scharfman"), by letter dated April 12, 2004, was engaged as the independent registered public accounting firm for the Company.

     (i) The Company has not consulted with Scharfman regarding the application of accounting principles to any contemplated or completed transactions nor the type of audit opinion that might be rendered on the Company's financial statements, and neither written nor oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues.

     (ii) There have been no disagreements between the Company and the former certifying accountant, DYM, for which Scharfman was consulted.


Item 9.01   Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired The required financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is due.

     (b) Pro Forma Financial Information The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is due.

     (c) Exhibits.

Exhibit
No.        Description
-------   ---------------------------------
 2.4 Share Exchange Agreement, dated April 12, 2005, by and among the Company, Aventura and Aventura Laser and the shareholders of Aventura Laser*

10.3      Employment Agreement between Aventura Laser and Ms. Kornik*

16.1 Letter from De Meo Young McGrath to the Securities and Exchange Commission dated April 18, 2005*
------------------
 *  Filed herewith








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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                     MEDICAL MAKEOVER CORPORATION OF AMERICA


Date:  April 18, 2005            By:    /s/ Randy Baker
                                   ---------------------------
                                   Randy Baker
                                   President and CEO















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